UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

SilverBox Corp III

(Exact name of registrant as specified in its charter)

Delaware	001-41632	86-2754279
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1250 S. Capital of Texas Highway, Building 2, Suite 285

Austin, TX 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 575-3637

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one redeemable warrant	SBXC.U	New York Stock Exchange LLC
Shares of Class A Common Stock, par value $0.0001 per share	SBXC	New York Stock Exchange LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	SBXC WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

In connection with the approval of the Extension Amendment Proposal, on August 27, 2024, SilverBox Sponsor III LLC (the “Sponsor”) entered into a non-interest bearing, unsecured promissory note issued by SilverBox Corp III (the “Company”) in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $600,000. On August 29, 2024, pursuant to the Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment dated as of August 27, 2024, the Sponsor deposited $94,507.50 into the trust account established for the benefit of the Company’s public stockholders (the “Trust Account”) for a one-month extension. The Sponsor will deposit into the Trust Account $94,507.50 each month the Sponsor determines to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”). If the Sponsor elects to extend such date until March 2, 2025, an aggregate deposit of $567,045.00 of the proceeds of the Extension Note will be made into the Trust Account.

The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s initial business combination and (ii) the date of the liquidation of the Company (the “Maturity Date”). The Sponsor, at any time on or prior to the Maturity Date, to convert up to $600,000 outstanding under the Extension Note into warrants to purchase shares of the Company’s Class A common stock at a conversion price of $1.50 per warrant, with each warrant entitling the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering.

The foregoing description is subject to, and qualified in its entirety by reference to, the Extension Note, a copy of which are attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02       Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuance of the Extension Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2024, SilverBox Corp III (the “Company”) filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”). The Charter Amendment provides for (i) the option to extend the date by which the Company must effect its initial business combination from the Termination Date up to six (6) times for an additional (1) month each time to March 2, 2025 (each, an “Extension”) upon the deposit into the Trust Account of the Monthly Extension Payment (as defined below) for each Extension, (ii) the conversion of the shares of Class B common stock into shares of Class A common stock at the option of the holder(s), and (iii) the elimination of the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,000.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On August 27, 2024, the Company held a special meeting of stockholders (the “Special Meeting”) to approve the Extension Amendment Proposal, the Conversion Amendment Proposal, the Redemption Limitation Amendment Proposal and the Adjournment Proposal (collectively, the “Proposals”), each as more fully described in the Company’s definitive proxy statement, filed with Securities and Exchange Commission (the “Commission”) on August 7, 2024. A total of 14,903,320 of the Company’s Class A common stock and Class B common stock (the “Common Stock”) or 86.4% of the Company’s outstanding shares of Common Stock as of August 5, 2024, the record date for the Special Meeting, were represented virtually or by proxy at the Special Meeting.

The final voting results for the Proposals were as follows:

Proposal No. 1: The Extension Amendment Proposal. To amend the Company’s Amended and Restated Certificate of Incorporation by allowing the Company to extend the date by which it has to consummate a business combination from September 2, 2024 (the “Termination Date”) to March 2, 2025, comprised of six (6) one-month extensions (each, an “Extension”) for a total of six months following the Termination Date (assuming the Business Combination has not occurred) (the end date of each such Extension, the “Extended Date”), as determined by the Company’s board of directors (the “Board”), if requested by the Sponsor upon notice to the Board on the day immediately preceding the applicable Extended Date, by depositing the Monthly Extension Payment into the Trust Account. To effectuate each Extension, the Sponsor and/or its designee(s) will deposit the lesser of (i) $100,000 and (ii) $0.025 for each share of Class A common stock then outstanding after giving effect to redemptions (the “Monthly Extension Payment”).

FOR	AGAINST	ABSTAIN
13,382,041	1,521,279	0

Proposal No. 2 The Conversion Amendment Proposal.  To amend the Company’s Amended and Restated Certificate of Incorporation to provide for the right of holders of shares of the Company’s Class B common stock, par value $0.0001 per share, to convert such shares into shares of the Company’s Class A common stock, on a one-for-one basis at any time and from time to time at the election of the holder.

FOR	AGAINST	ABSTAIN
13,634,243	1,269,077	0

Proposal 3: Redemption Limitation Amendment Proposal. To amend the Company’s Amended and Restated Certificate of Incorporation to eliminate from the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,000 (the “Redemption Limitation”) in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation.

FOR	AGAINST	ABSTAIN
13,634,246	1,269,074	0

Proposal No. 4: The Adjournment Proposal. The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Meeting to solicit additional proxies. As sufficient shares were voted in favor of the other Proposals, this proposal was not voted upon at the Meeting.

Stockholders holding 10,019,700 shares of the Company’s Class A common stock (“Public Shares”) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $107 million will be removed from the Trust Account to pay such holders. Following redemptions, the Company will have 3,780,300 Public Shares outstanding.

Item 8.01       Other Events.

On August 28, 2024, the Sponsor converted all of its 3,450,000 shares of Class B common stock into 3,450,000 shares of Class A common stock.

Item 9.01       Financial Statements and Exhibits.

(d)            Exhibits

Exhibit	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation
10.1	Convertible Promissory Note, dated August 29, 2024, issued to SilverBox Sponsor III LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2024

SILVERBOX CORP III

By:	/s/ Daniel Esters
	Name:	Daniel Esters
	Title:	Chief Financial Officer